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                                                                   EXHIBIT 10.21

                                      July 12, 1999



Mr. Earle Zucht
2009 Yacht Vigilant
Newport Beach, CA  92660

Dear Mr. Zucht:

     This letter (the "Agreement") will confirm the agreement between PartMiner, Inc., a New York corporation (the "Company"), and you relating to your employment by the Company.

          1.  EMPLOYMENT.  The Company hereby employs you, and you hereby agree
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to serve as the Executive Vice President of Business Development of the Company
during the Term of Employment (as hereinafter defined). In such capacity, you shall be responsible for bringing to the Company and managing strategic relationships with manufacturers, distributors, and other horizontal and vertical organizations within the industry of the Company that might add value to the business of the Company, including forming marketing alliances with such organizations, managing relationships with such organizations, obtaining franchises for products or services from such organizations, and managing the sale of advertising space on the Partminer web site. In addition, your responsibilities may include operational and strategic responsibilities associated with the core business of the Company as it exists today. You shall report directly to Daniel Nissanoff, President of the Company. In the event that any changes in your responsibilities are made by the Company, such changes will be commensurate with your demonstrated abilities. Any changes made by the Company in the foregoing reporting arrangements will be discussed with you prior to implementing such changes. You agree also to perform such senior executive services customary to such position as shall from time to time be assigned to you and, in the absence of such assignment, such senior executive services customary to such position as are necessary to the operations of the Company. You agree to use your best efforts to promote the interests of the Company and to devote all of your working time and energies to the business and affairs of the Company during the Term of Employment (as hereinafter defined). Although you may be associated with or invest in other companies, you will not allow such activities to interfere with your services to the Company.

          2.  TERM OF EMPLOYMENT.  The term of employment hereunder shall be for
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the period that commenced on April 5, 1999 and shall end on April 5, 2001 (the
"Term of Employment"), unless earlier terminated pursuant to the provisions of
Section 5 hereof.
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          3.  COMPENSATION; EXPENSES; BENEFITS.
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          (a) Base Salary.  As compensation for the services hereunder during
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the Term of Employment, the Company shall pay you a base salary of $150,000 per annum. Such salary shall be payable in appropriate bi-weekly installments to conform with the regular payroll dates for salaried personnel of the Company and will be considered for adjustment annually, in accordance with the Company policy, based on the Company's evaluation of your performance for the preceding fiscal year.

          (b) Benefits.  You will receive the benefits that the Company provides
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its senior executives generally, including employee health insurance benefits.
Your vacation will begin to accrue as of April 5, 1999, in accordance with the Company's existing policy, up to a maximum of three (3) weeks per year.

          (c) Expenses.  During the Term of Employment, you shall be entitled to
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be reimbursed for all reasonable expenses incurred by you in performing services hereunder in accordance with the policies and procedures established by the Company from time to time.

          (d)  Stock Options.  Subject to approval by the shareholders and
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directors of the Company of a proposed 1999 Stock Plan of the Company (the
"Plan"), the Company shall grant or cause to be granted to you options to purchase approximately 2000 shares of common stock of the Company. The exercise price of these options shall be determined based on a valuation of the Company of $50,000,000. The options shall be granted pursuant to the Plan and will be subject to the terms and conditions of the Plan and of a mutually agreeable nonqualified stock option agreement to be entered into between you and the Company. Subject to the foregoing, the total number of shares covered by these options shall vest as follows: (i) one third of such options shall vest on the date of the executed nonqualified stock option agreement (the "Grant Date"),
(ii) one third of such options shall vest on the first anniversary of the Grant Date, and (iii) one third of such options shall vest on the second anniversary of the Grant Date.

          4.  COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY;
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ENFORCEABILITY; BREACH.
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          (a) Covenant Not To Compete. You acknowledge that you are expected to
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play a very important role in the on-going development of the Company, that you will have detailed knowledge of the Company's business and its plans for the future, that you will have a fiduciary relationship with the Company, and you will be receiving substantial compensation and other benefits under this Agreement. During the Term of Employment, you shall not, directly or indirectly, advise, manage, control, operate, be employed by or participate in the

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ownership, management, operation or control of, or be connected in any manner with any business which competes with any business of the Company. The decision of the Board of Directors of the Company as to what constitutes a competing business shall be final and binding upon you. For these purposes, your ownership of one percent (1%) or less of any class of securities of a public company shall not be considered to be competition with the Company. Notwithstanding anything contained herein to the contrary, in the event that following the Term of Employment, you directly or indirectly advise, manage, control, operate, become employed by or participate in the ownership, management, operation or control of, or become connected in any manner with any business which competes with any business of the Company, any and all options granted to you hereunder shall terminate whether or not exercisable.

          (b) Intellectual Property. You agree that all ideas, inventions, trade
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secrets, marketing plans and business plans developed by you during the Term of
Employment which relate directly or indirectly to the business of the Company, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable, will be the property of the Company and that you will at the Company's request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to the Company.

          (c) Confidentiality.  You agree that you will not divulge to anyone
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(other than the Company or any persons employed or designated by the Company)
any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of ideas, inventions, trade secrets, marketing plans, business plans, and processes, operations, products or improvements which may be patentable or copyrightable ("Confidential Information"). You further agree not to disclose, publish or make use of any such Confidential Information without the prior written consent of the Company. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known to the public (other than as a result of disclosure directly or indirectly by you), (ii) was available to you on a non-confidential basis from a source other than the Company or its representatives and advisors, provided that such source is not in breach of any obligations of confidentiality to the Company, or (iii) has been independently acquired or developed by you without violating any of your obligations pursuant to this Agreement. The provisions set forth in this section shall survive the termination or cancellation of this Agreement.

          (d) Enforceability. You recognize and agree that the limitations
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placed on you by this Section 4 are reasonable and are required for the protection of the Company. You agree that if any such limitation is determined in arbitration or by a court of competent jurisdiction to be unenforceable, you agree and submit to the reduction of such limitation as the court or arbitrator(s) deem reasonable. The limitations placed on you by this Section 4 are of the essence of this Agreement and they shall be construed and enforced independently. The existence of any claim or cause of action against the Company by you shall not constitute a defense against the enforcement of these limitations on you.

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          (e)  Breach.  You acknowledge and agree that money damages would not
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adequately compensate the Company in the event of breach by you of any provision of this Section 4. Consequently, you agree that the Company shall be entitled, without the necessity of proving actual damages, to obtain damages for any breach of this Section 4, to enforce specific performance by you of any provision of this Section 4, or to obtain temporary and permanent injunctive relief from any court of competent jurisdiction for enforcement of the provisions of this Section 4.

          5.  Termination.
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          (a) General.  Your employment hereunder shall terminate as provided in
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Section 2 hereof and may be earlier terminated in accordance with the provisions of this Section 5. Unless earlier terminated in accordance with the provisions of this Section 5, the Company shall provide you with at least thirty (30) days notice prior to the termination of your employment as provided in Section 2 if the Company does not intend to renew this Agreement.

          (b) Death and Disability. Your employment under this Agreement shall
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terminate upon (i) your death; or (ii) in the event you become disabled, at the option of the Company, thirty (30) days after the date on which the Company shall have given you written notice of the termination of your employment because of your physical or mental incapacity on a permanent basis. You shall be deemed to be physically or mentally incapacitated on a permanent basis if you are unable, by reason of any physical or mental incapacity, for a period of ninety (90) substantially consecutive days or for shorter periods aggregating one hundred twenty (120) days or more during any twelve (12) month period, to perform your duties as Executive Vice President of Business Development of the Company in a reasonably satisfactory manner. In the event of any disagreement between you and the Company as to whether you are physically or mentally incapacitated on a permanent basis so as to permit the Company to terminate your employment pursuant to this subparagraph (b), the question of such permanent incapacity shall be submitted for decision to an impartial and reputable physician in New York County, New York (the "Deciding Doctor") chosen by mutual agreement of the Company and you or, failing such agreement, the Deciding Doctor shall be chosen by two physicians from New York County, New York (one of whom shall be selected by the Company and the other by you). The decision of the Deciding Doctor regarding your capacity or incapacity shall be final and binding on the Company and you. You shall submit to any medical examinations reasonably necessary to enable the Deciding Doctor to make a decision regarding your capacity or incapacity.

          (c) Termination by the Company for "Cause".   The Company may
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terminate your employment for "cause"; provided, however, the Company shall have
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given you written notice specifying in reasonable detail the reason therefor, and ten (10) days after receipt of such notice in which to cure such "cause", if capable of cure. For the purposes of this Agreement, an event or occurrence constituting "cause" shall mean knowingly or

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recklessly causing material injury to the Company; willful misconduct in the performance of, or a willful failure to perform, your duties; commission of dishonest or fraudulent conduct, whether or not in connection with your employment, or unlawful behavior involving moral turpitude, whether or not in connection with your employment; or breach or violation of this Agreement. If your employment is terminated under this Section 5(c), all compensation and rights to benefits from the Company shall cease on the date of termination (other than as may have already accrued as of the date of termination or as expressly provided in plans in which you participated at the date of termination); provided, however, that the restrictions on your activities
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contained in Section 4 hereof shall continue in effect as provided therein.

          (d) Termination by the Company Other Than for "Cause".  In the event
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that the Company terminates your employment other than for death or disability in accordance with subparagraph (b) above, or other than for "cause" in accordance with subparagraph (c) above, the Company shall pay you (or cause to be paid for you) your employee health insurance and other benefits (not including salary) for a period of not less than twelve (12) months from the date of termination. If your employment is terminated under this Section 6(d), all other compensation and rights to benefits from the Company shall cease (other than as may have already accrued as of the date of termination or as expressly provided in plans in which you participated at the date of termination); provided, however, that the restrictions on your activities contained in Section
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4 hereof shall continue in effect as provided therein.

          (e) Termination by you for "Good Reason".  In the event that you
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voluntarily terminate your employment for Good Reason, the Company shall pay you
(or cause to be paid for you) your employee health insurance and other benefits (not including salary) for a period of not less than twelve (12) months from the date of termination. As used herein, "Good Reason" means (i) the assignment to you of duties substantially inconsistent with your status as an executive officer of the Company, or a substantial alteration in the nature or status of your responsibilities from those as of the date hereof or as the same may be changed from time to time; (ii) a reduction by the Company in your total compensation in effect on the date hereof or as the same may be increased from time to time, or (iii) a Change in Control (as defined in the Company's 1999 Stock Plan, which shall not be deemed to include a public offering of the Company's securities); provided that, under either (i), (ii) or (iii) such reason has not been cured by the Company within thirty (30) days after written notice to the Company by you. If your employment is terminated under this
Section 6(e), all other compensation and rights to benefits from the Company shall cease (other than as may have already accrued as of the date of termination or as expressly provided in plans in which you participated at the date of termination); provided, however, that the restrictions on your
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activities contained in Section 4 hereof shall continue in effect as provided therein. To the extent there is any conflict between the terms of this Agreement and the terms of the nonqualified stock option agreement between you and the Company, the terms of the nonqualified stock option agreement shall control.

          6.  Assignment.   This Agreement is a personal contract, and except as
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specifically set forth herein, your rights and interests herein may not be sold, transferred,

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assigned, pledged or hypothecated. The Company may freely assign this Agreement and any of its rights, obligations and interests hereunder. This Agreement shall be binding upon and inure to the benefit of each party's successors and permitted assigns.

          7.  ENTIRE AGREEMENT; GOVERNING LAW; CAPTIONS.   This Agreement
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contains the entire agreement between the parties with respect to your employment by the Company, and the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. You hereby agree that any agreement or arrangement existing prior to the date hereof regarding your employment by the Company is hereby terminated and superseded by this Agreement. This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Section and paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement.

          8.  NOTICES.  Any notices or other communications required or
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permitted hereunder shall be in writing and shall be deemed given (a) on the same day if given by hand, (b) on the third business day after mailing if given by registered or certified mail, return receipt requested, postage prepaid, (c) on the next business day after it was deposited with the courier service if sent by reputable overnight courier, (d) or when sent if given by facsimile with confirmation, addressed to you at 2009 Yacht Vigilant, Newport Beach, CA 92660 or to the Company at its offices at 432 Park Avenue South, 12th Floor, New York, New York 10016, Attention: General Counsel (fax no. 212-592-5833), with a copy to: Gould & Wilkie LLP, One Chase Manhattan Plaza, 58th floor, New York, New York 10005, Attention: John E. Gould, Esq. (fax no.: 212-809-6890) or such other address as shall have been specified in writing by either party to the other.

          9.  ARBITRATION.  Except as provided by Section 4(e) of this
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Agreement, any dispute or controversy under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York by one arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered upon the arbitrator's award in any court having jurisdiction. The costs and expenses (including reasonable attorneys' fees and disbursements) of the prevailing party in any such dispute or controversy shall be reimbursed by the other party.

          10.  RIGHT TO WITHHOLD.  The Company shall have the right to make all
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appropriate withholdings from your salary and other compensation under federal, state and local tax laws.

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          If the foregoing accurately reflects the agreement between us, please confirm your acceptance and agreement by signing the attached copy of this Agreement and return the same to me.

                                 Sincerely,

                                 PartMiner, Inc.

                                     /s/ Daniel Nissanoff
                                 By: _________________________
                                 Name:  Daniel Nissanoff
                                 Title: President


ACCEPTED AND AGREED:

/s/ Earle Zucht
____________________________
Earle Zucht

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